Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” in this Registration Statement (Form S-3) and related Prospectus of The Howard Hughes Corporation for the registration of Debt Securities, Common Stock, Preferred Stock, Depositary Shares, Purchase Contracts, Purchase Units, and Warrants and to the incorporation by reference therein of our reports dated February 27, 2020, with respect to the consolidated financial statements of The Howard Hughes Corporation, and the effectiveness of internal control over financial reporting of The Howard Hughes Corporation, included in its Annual Report (Form 10-K) for the year ended December 31, 2019 and our report dated March 20, 2020 with respect to the consolidated financial statements of DLV/HHPI Summerlin, LLC, included in its Annual Report (Form 10-K/A) for the year ended December 31, 2019, each filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Dallas, Texas
March 27, 2020